Exhibit 99.1

Reed’s Receives Positive Nasdaq Listing Determination

Norwalk, CT, (October 3, 2022) — Reed’s, Inc. (NASDAQ: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, today announced that, by decision dated September 28, 2022, a Nasdaq Hearings Panel (“Panel”) granted Reed’s request for an extension until February 13, 2023 to continue the listing of Reed’s common stock on The Nasdaq Capital Market (“Nasdaq”).

The extension is subject to the Company’s timely satisfaction of certain interim milestones and, ultimately, the Company’s compliance with all applicable criteria for continued listing on Nasdaq, including the $1.00 bid price and minimum $2.5 million stockholders’ equity requirements. The Company is taking definitive steps to timely evidence compliance with the terms of the Panel’s decision. Failure to meet the terms of the extension, including individual interim deadlines, will result in delisting.

“We are pleased that the Nasdaq Hearings Panel has provided us with this extension,” said Norman E. Snyder, CEO of Reed’s. “We presented the panel our operating plan that includes several business initiatives which are on track and should contribute to regaining our compliance with Nasdaq, including the continued growth of our flagship Reed’s Ginger Beer and Virgil’s portfolios, ramping of our RTD alcohol portfolio, various product launches and further expansion of our swing-lid portfolio. Coupled with our various supply chain, transportation and cost saving programs, we believe the value generated by these initiatives will be realized in the broader market and should support our goal of regaining compliance with Nasdaq listing requirements.”

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in natural, ginger-based beverages. Crafted using real ginger and premium ingredients, the Reed’s portfolio includes ginger beers, ginger ales, ready-to-drink ginger mules, ginger shots, and ginger candies. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and more. These flavors are also available in nine zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit reedsmule.com,drinkreeds.com, virgils.com and flyingcauldron.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are typically identified by terms such as “estimate,” “expect,” “forecast,” “guidance,” “intend,” “calculated,” “likely,” “financial outlook,” “plan, “potential,” “predict,” “probable,” “project,” “seek,” “should,” “will,” and similar expressions. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to regain Nasdaq listing compliance. The risks and uncertainties referred to above include, but are not limited to: risks associated with current economic uncertainties tied to the COVID-19 pandemic, including but not limited to its effect on customer demand for the our products and services and the impact of potential delays in supply of product inputs and customer payments; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our significant debt obligations; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight, protection of intellectual property; competition; general political or destabilizing events, including the war in Ukraine, conflict or acts of terrorism; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on April 15, 2022 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

ir@reedsinc.com

(720) 330-2829